UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 10, 2010

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA		94608
(Address of principal executive offices)		(Zip Code)

(510) 985-6700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Concurrent with the closing of our merger with Smart Business Holdings, Inc. (the “Merger”), LECG Corporation (“LECG” or “we,” “us” or “our”) and certain of our subsidiaries entered into a Sixth Amendment to Credit Agreement and Consent (the “Amendment”) and became a co-borrower with SMART Business Advisory and Consulting, LLC under a Credit Agreement with the Bank of Montreal (“BMO”) and the syndicate bank members (as amended, the “Credit Agreement”). The Credit Agreement provides for a $40.8 million term loan which is guaranteed by LECG and our domestic subsidiaries.  The term loan matures on March 31, 2011. In connection with the Amendment, we made a $4.0 million principal payment at closing (March 10, 2010), and we are required to make subsequent quarterly principal payments of $3.0 million beginning on June 30, 2010 through December 31, 2010. The remaining outstanding principal is due in full on March 31, 2011. Interest is payable quarterly at a rate consisting of a Base Rate plus a rate per annum equal to 6.50% for Base Rate Loans, or an adjusted LIBOR rate plus 7.50% for Eurodollar Loans. The Base Rate is the greater of (i) three percent, (ii) BMO’s prevailing prime commercial rate, (iii) the Federal Funds Rate plus 0.5%, or (iv) LIBOR plus 1.5%. The current interest rate in effect as of the date of the Amendment was 9.75%. We paid approximately $0.2 million in fees related to the Amendment, which will be amortized over the remaining term of the Credit Agreement.

The Amendment allows us to seek up to an additional $10.0 million of subordinated debt, subject to certain repayment and maturity restrictions. Any permitted subordinated debt must have terms reasonably acceptable to the lenders, including a maturity after the maturity date of the term loan.  We are permitted to make acquisitions of one or more practice groups, up to an aggregate of ten principals, subject to pro-forma compliance with our financial covenants.  Any cash consideration for acquisitions we make must be solely from net proceeds of our subsequent sales of equity or permitted subordinated debt (we are not permitted to use cash flow from operations or balance sheet cash to fund acquisitions).  Cash repayment of principal or interest on any permitted subordinated debt, and cash dividends on our outstanding preferred stock, are not permitted until the term loan is repaid in full.  Great Hill Equity Partners III, LP and Great Hill Investors, LLC have agreed not to sell the LECG preferred stock or common stock that they own until the term loan is fully repaid.

The Amendment contains non-financial and financial covenants, including those described below.

Our minimum quarterly balance sheet cash must be at least $6.0 million.  Our maximum rental expense must not exceed $5.0 million per quarter.  Our maximum capital expenditures must not exceed $3.0 million per fiscal year (excluding any Merger integration-related capital expenditures).

If our unrestricted cash balances exceed the amounts set forth below for the specified quarters, we must prepay the loan balance to the extent of any such excess.  Our quarterly cash balance used for this calculation will be determined pro-forma for the term loan amortization payment due in the same quarter, and will exclude the net proceeds of any sale of equity or permitted subordinated debt we issue (if any).

PERIOD ENDING	THRESHOLD AMOUNT in millions
03/31/2010	$15.0
06/30/2010	$15.0
09/30/2010	$17.0
12/31/2010	$20.0

As of the last day of each fiscal quarter, our ratio of total funded debt (as defined in the Credit Agreement) to EBITDA must be no greater than the following levels (any permitted subordinated debt is excluded from the definition of total funded debt):

PERIOD(S) ENDING	TOTAL FUNDED DEBT/EBITDA RATIO SHALL NOT BE GREATER THAN:
3/31/10	3.40 to 1.0
6/30/10	3.20 to 1.0
9/30/10	2.90 to 1.0
12/31/10	2.80 to 1.0
3/31/11	2.25 to 1.0

As of the last day of each quarter, our fixed charge coverage ratio (defined as EBITDA less capital expenditures, excluding any integration-related capital expenditures to Fixed Charges) for the most recent four quarters must be no less than the following levels:

COMPLIANCE PERIOD ENDED	FIXED CHARGE COVERAGE RATIO SHALL NOT BE LESS THAN:
Four Fiscal Quarters Ended 3/31/10	1.0 to 1.0
Four Fiscal Quarters Ended 6/30/10	0.80 to 1.0
Four Fiscal Quarters Ended 9/30/10	0.65 to 1.0
Four Fiscal Quarters Ended 12/31/10	0.50 to 1.0
Four Fiscal Quarters Ended 3/31/11	0.90 to 1.0

As of the last day of each quarter, our EBITDA for the then most recent four quarters must be no less than the following levels (and domestic EBITDA must be at least 60% of EBITDA):

PERIOD	MINIMUM REQUIRED AMOUNT in millions
Four Fiscal Quarters Ended 3/31/10	$11.5
Four Fiscal Quarters Ended 6/30/10	$11.0
Four Fiscal Quarters Ended 9/30/10	$11.5
Four Fiscal Quarters Ended 12/31/10	$10.5
Four Fiscal Quarters Ended 3/31/11	$16.5

EBITDA is defined as GAAP net income plus, to the extent deducted in arriving at net income (i) interest expense, (ii) tax expense, (iii) depreciation and amortization, (iv) non-cash stock-based compensation and non-cash impairment charges, (v) goodwill impairment expense, (vi) amortization of signing, performance, and retention bonuses, (vii) Merger expenses up to $6.0 million, (viii) non-recurring non-cash restructuring, integration, and severance charges or expenses, (ix) all non-recurring cash restructuring, integration, and severance charges or expenses (including up to $7.5 million of such expenses incurred after March 10, 2010) and (x) certain consulting expenses; minus, to the extent included in net income, extraordinary gains and non-cash gains; and minus cash used for multi-year signing, performance, and retention bonuses.

Fixed Charges are defined as the sum of (i) principal payments on debt (excluding mandatory prepayments on the term loan), (ii) cash interest expense, and (iii) cash taxes.

Item 1.02 Termination of a Material Definitive Agreement.

On March 10, 2010, LECG terminated the Second Amended and Restated Credit Agreement dated as of December 15, 2006 and amended as of July 16, 2007, December 20, 2007, February 9, 2009, March 30, 2009 and November 4, 2009 among LECG, the several financial institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders.  In connection with that termination, LECG repaid in full the balance of principal and accrued interest of approximately $19.2 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporate herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ Steven R. Fife
Steven R. Fife
Chief Financial Officer

Date: March 16, 2010